UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, the Board of Directors of NVR, Inc. appointed Paul W. Whetsell as a new director effective March 1, 2007. The Board of Directors also appointed Mr. Whetsell to serve on our Compensation and Corporate Governance Committees. Mr. Whetsell’s term as director will continue until the 2007 Annual Meeting of Shareholders, which will be held on May 4, 2007. The Board has determined that Mr. Whetsell is an independent director.

Mr. Whetsell will receive an annual retainer of $26,000 and fees of $1,600 for each board or committee meeting that he attends, in accordance with NVR’s standard compensation arrangements for directors described in Exhibit 10.27 to our Form 10-K for the period ended December 31, 2004, which description is incorporated herein by reference. In addition, on the effective date of Mr. Whetsell’s appointment, he will receive a stock option grant with a fair value, as determined under SFAS 123(R), equal to $550,000 from our 1998 Directors Long-Term Stock Option Plan. The stock option grant will be issued pursuant to the form of agreement filed as exhibit 10.1 to NVR’s Form 8-K filed on August 3, 2005, which is incorporated herein by reference.

A copy of the press release announcing Mr. Whetsell’s appointment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

99.1 Press Release issued on February 15, 2007 by NVR, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

February 15, 2007	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on February 15, 2007 by NVR, Inc.